UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2005

Cuisine Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32439	52-0948383
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

85 S. Bragg Street, Suite 600, Alexandria, Virginia		22312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-270-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2005 Cuisine Solutions, Inc. entered into an amendment to its revolving credit agreement (Modification and Increase to Deed of Trust and Other Loan Documents) (the "Modification") with Bank of Charles Town to increase the maximum borrowing amount under the Company’s credit facility from $2.5 million to $5 million. Borrowings under the amended agreement bear interest at prime plus 0.5 percent. The material terms of the amended credit agreement are the same as those of the original agreement and the amended agreement expires September 1, 2006. The Modification was signed on December 15, 2005 and was settled on December 23, 2005. The description of the modification is qualified in its entirety by reference to the Modification, which is filed as Exhibit 10.60 to this report, and is incorporated herein by reference. A press release was issued on December 30, 2005 announcing the Modification and this press release is filed as Exhibit 99.1 to this report; incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:
10.60 Modification and Increase to Deed of Trust and Other Loan Documents dated November 30, 2005 with Bank of Charles Town.

99.1 Press Release dated December 30, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.

December 30, 2005	By:	Stanislas Vilgrain

Name: Stanislas Vilgrain
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.60	Modification and Increase to Deed of Trust and Other Loan Documents dated as of November 30, 2005
99.1	Press Release dated December 30, 2005